EXHIBIT 99.1

Novatel Wireless Announces 20% Revenue Growth and Strong Bottom Line Results for Third Quarter of 2009

Revenues Increase 12% Sequentially—EPS Significantly Ahead of Guidance

SAN DIEGO, CA — October 29, 2009 — Novatel Wireless, Inc. (NASDAQ: NVTL), a leading provider of wireless broadband access solutions, today reported financial results for the third quarter ended September 30, 2009.

	Third Qtr ’09	Third Qtr ’08	Second Qtr ’09
Revenues	$94.3M	$78.4M	$84.1M
GAAP Net Income (Loss)	$6.2M	$(1.0)M	$(800,000)
GAAP EPS (Loss)	$0.20	$(0.03)	$(0.03)
Non-GAAP Net Income	$7.7M	$307,000	$657,000
Non-GAAP EPS	$0.24	$0.01	$0.02

“Our 12% sequential revenue growth and significant margin improvement was primarily driven by strong demand for our industry-leading MiFi Intelligent Mobile Hotspot platforms, as well as strong core product sales in North America,” said Peter Leparulo, chairman and CEO of Novatel Wireless. “During the third quarter, MiFi was launched by numerous international carriers and distribution channels as we gained traction with this innovative new product category. Currently, we expect fourth quarter MiFi sales to be similar to third quarter levels as improving sell through catches up to initial stocking orders. We continue to receive new orders for MiFi and are encouraged by new roll outs. In addition, we continue to extend the MiFi platform with new features and functionality, building an ecosystem through organic development and strategic partners. We are actively driving the development of a software and application community that utilizes the power of MiFi.”

“We will also continue to innovate in our core business and we have introduced multiple new USB and express card products over the last six months, including our HSPA+ family of products and the Merlin CC760 mobile broadband card,” Leparulo continued.

Novatel Wireless Announces Third Quarter 2009 Results	Page 2 of 5

“We are pleased with our third quarter results that show steady improvement in revenues and GAAP EPS of $0.20, which was 43% higher than our guidance, due in part to a tax benefit of $0.04 during the quarter. Operating margins increased to 9.5%, from 0.5% in the second quarter of 2009,” said Ken Leddon, chief financial officer of Novatel Wireless. “During the quarter, we increased our cash position by approximately $29 million and ended the quarter with total cash and equivalents of approximately $175 million or $5.55 per share.”

Recent Highlights

•	Announced the launch of the U998 HSPA+ Turbo Stick and MiFi 2372 with Bell Mobility in Canada

•	Achieved GCF certification for HSPA+ products

•	Introduced Ovation MC998D Next Generation HSPA+ High Speed USB product

•	Announced second phase of MiFi Developers Program

•	Earned Windows 7 compatibility logo for embedded mobile broadband devices

•	Rolled out MiFi 2352 Intelligent Mobile Hotspot with MobileOne in Singapore

•	Launched MiFi 2352 with Vodafone Global

•	Announced distribution agreement with Carphone Warehouse for MiFi 2352 with T-Mobile in U.K.

•	Rolled out MiFi 2200 Intelligent Mobile Hotspot with Iusacell in Mexico

•	Won the CTIA Hot for the Holidays award for MiFi 2200

•	Launched 2-in-1 Merlin CC760 mobile broadband card with Sprint

Fourth Quarter 2009 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-Looking Statements” at the end of this press release. A more detailed description of these risk factors is included in the reports filed by the Company with the Securities and Exchange Commission (SEC).

The following table summarizes the Company’s financial guidance for the fourth quarter of 2009, which is based on the Company’s current business outlook as of the date of this press release.

Fourth Qtr 2009
Revenues (in millions)	$85 – $95

Gross Margin	28%–30%

EPS	$0.04 – $0.12

Adjustment:
Stock-based compensation expense, net of income taxes	$0.03

Non-GAAP EPS	$0.07 – $0.15

Novatel Wireless Announces Third Quarter 2009 Results	Page 3 of 5

Conference Call Information

The Company will host a conference call and live webcast for analysts and investors at 5:00 p.m. EDT on Thursday, October 29, 2009. During the call, management will discuss the Company’s results for the third quarter ended September 30, 2009 and the outlook for the fourth quarter of 2009. Parties in the United States and Canada may call 877-941-2068 to access the conference call. International parties can access the call at 480-629-9712.

Novatel Wireless will offer a live webcast of the conference call, which will include forward-looking information. The webcast will be accessible from the “Investor Relations” section of the Company’s website at www.novatelwireless.com. The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available for two days beginning two hours after the call. To hear the replay, parties in the United States and Canada should call 800-406-7325 and enter pass code 4161379. International parties should call 303-590-3030 and enter pass code 4161379.

About Novatel Wireless

Novatel Wireless, Inc. is a leader in the design and development of innovative wireless broadband access solutions based on 3G and 4G WCDMA (HSPA & UMTS), CDMA and GSM technologies. Novatel Wireless’ USB modems, embedded modules, Intelligent Mobile Hotspot products and software enable high-speed wireless Internet access on leading wireless data networks. The Company delivers specialized wireless solutions to carriers, distributors, OEMs and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLE)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this release related to our financial results for the third quarter ended September 30, 2009 and our outlook for the fourth quarter of 2009 are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company’s expectations.

Factors that could cause actual results to differ materially from Novatel Wireless’ expectations are set forth as risk factors in the Company’s SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G standards, (4) continued acceptance of the Company’s current products and market demand

Novatel Wireless Announces Third Quarter 2009 Results	Page 4 of 5

for the Company’s anticipated new product offerings, (5) increased competition and pricing pressure from current or new wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company’s ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the impact of the current global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company’s plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP net income and diluted earnings per share exclude stock-based compensation expenses, net of income taxes. Non-GAAP net income and diluted earnings per share assume a tax rate which management believes reflects its long-term effective tax rate. In addition, Novatel Wireless has presented in this release its gross margin percentage and diluted earnings per share excluding certain purchase cancellation costs. Novatel Wireless uses these non-GAAP financial measures internally in analyzing its financial results and making operating decisions and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Novatel Wireless’ industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP net income and diluted earnings per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income and diluted earnings per share or any other performance measure determined in accordance with GAAP. We present non-GAAP net income and diluted earnings per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP net income and diluted earnings per share, management excludes stock-based compensation expenses to facilitate comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s review, related to the Company’s ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

Novatel Wireless Announces Third Quarter 2009 Results	Page 5 of 5

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP net income and diluted earnings per share also facilitates a comparison of Novatel Wireless’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net income and diluted earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP net income and diluted earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP net income and diluted earnings per share are:

•	Other companies, including other companies in our industry, may calculate non-GAAP net income and diluted earnings per share differently than we do, limiting their usefulness as a comparative tool.

•

The Company’s income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and diluted earnings per share. For more information, see the consolidated statements of operations and the “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income” contained in this press release.

©2009 Novatel Wireless. All rights reserved. The Novatel Wireless logo, Merlin, Expedite, MobiLink, Ovation, Conversa and MiFi are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

For more information, contact:

Julie Cunningham

Vice President, IR & Communications

(858) 431-3711

ir@nvtl.com

or

Mike Bishop

The Blueshirt Group

(415) 217-4968

mike@blueshirtgroup.com

NOVATEL WIRELESS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of
	September 30, 2009	December 31, 2008
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$105,896	$77,733
Marketable securities	26,282	58,536
Accounts receivable, net	48,619	40,072
Inventories	26,327	23,229
Deferred tax assets, net	7,584	7,513
Prepaid expenses and other	3,859	9,923

Total current assets	218,567	217,006
Property and equipment, net	16,792	20,225
Marketable securities	42,708	6,962
Intangible assets, net	1,186	1,860
Deferred tax assets, net	14,407	14,402
Other assets	314	276

	$293,974	$260,731

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$44,641	$23,225
Accrued expenses	22,547	20,628
Accrued income taxes	2,032	—

Total current liabilities	69,220	43,853
Capital lease obligations, long-term	203	269
Other long-term liabilities	17,067	18,647

Total liabilities	86,490	62,769

Stockholders' equity:
Common stock	31	30
Additional paid-in capital	413,794	407,252
Accumulated other comprehensive income	81	62
Accumulated deficit	(181,422)	(184,382)

	232,484	222,962
Treasury stock at cost	(25,000)	(25,000)

Total stockholders' equity	207,484	197,962

	$293,974	$260,731

NOVATEL WIRELESS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net revenues	$94,293	$78,398	248,786	255,858
Cost of revenues	64,488	61,735	184,369	194,806

Gross margin	29,805	16,663	64,417	61,052

Operating costs and expenses:
Research and development	11,707	9,132	33,419	27,569
Sales and marketing	5,462	4,260	14,817	14,726
General and administrative	5,386	5,711	14,237	18,204

Total operating costs and expenses	22,555	19,103	62,473	60,499

Operating income (loss)	7,250	(2,440)	1,944	553

Other income (expense):
Interest income and expense, net	271	956	1,122	3,513
Other income (expense), net	174	(608)	171	(138)

Income (loss) before income taxes	7,695	(2,092)	3,237	3,928
Provision (benefit) for income taxes	1,472	(1,046)	277	2,189

Net income (loss)	$6,223	$(1,046)	$2,960	$1,739

Per share data:

Net income (loss) per share:
Basic	$0.20	$(0.03)	$0.10	$0.06
Diluted	$0.20	$(0.03)	$0.10	$0.06
Weighted average shares used in computation of net income (loss) per share:
Basic	30,694	30,397	30,539	31,440
Diluted	31,508	30,397	31,078	31,613

Reconciliation of GAAP Net Income to Non-GAAP Net Income

Three Months Ended September 30, 2009

(in thousands, except per share data)

(unaudited)

	GAAP	Adjustments (a)	Non-GAAP
Net revenues	$94,293	$—	$94,293
Cost of revenues	64,488	(179)	64,309

Gross margin	29,805	179	29,984

Operating costs and expenses:
Research and development	11,707	(661)	11,046
Sales and marketing	5,462	(281)	5,181
General and administrative	5,386	(605)	4,781

Total operating costs and expenses	22,555	(1,547)	21,008

Operating income	7,250	1,726	8,976

Other income (expense):
Interest income and expense, net	271	—	271
Other income (expense), net	174	—	174

Income before income taxes	7,695	1,726	9,421
Provision for income taxes	1,472	261	1,733

Net income	$6,223	$1,465	$7,688

Per share data:

Net income per common share:
Basic	$0.20	$0.05	$0.25
Diluted	$0.20	$0.05	$0.24
Weighted average shares used in computation of
Net income per share:
Basic	30,694	30,694	30,694
Diluted	31,508	31,508	31,508

(a) Adjustments reflect stock-based compensation expense recorded under SFAS 123R, and its effect on income taxes.

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

Nine Months Ended September 30, 2009

(in thousands, except per share data)

(unaudited)

	GAAP	Adjustments (a)	Non-GAAP
Net revenues	$248,786	$—	$248,786
Cost of revenues	184,369	(581)	183,788

Gross margin	64,417	581	64,998

Operating costs and expenses:
Research and development	33,419	(1,976)	31,443
Sales and marketing	14,817	(853)	13,964
General and administrative	14,237	(1,625)	12,612

Total operating costs and expenses	62,473	(4,454)	58,019

Operating income	1,944	5,035	6,979

Other income (expense):
Interest income and expense, net	1,122	—	1,122
Other income (expense), net	171	—	171

Income before income taxes	3,237	5,035	8,272
Provision for income taxes	277	787	1,064

Net income	$2,960	$4,248	$7,208

Per share data:

Net income per common share:
Basic	$0.10	$0.14	$0.24
Diluted	$0.10	$0.14	$0.23

Weighted average shares used in computation of Net income per share:
Basic	30,539	30,539	30,539
Diluted	31,078	31,078	31,078

(a) Adjustments reflect stock-based compensation expense recorded under SFAS 123R, and its effect on income taxes.

See	"Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.

Reconciliation of GAAP Income before Income Taxes to EBITDA and Free Cash Flow

Three Months and Nine Months Ended September 30, 2009

(in thousands)

(unaudited)

	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009
Income before income taxes	$7,695	$3,237
Depreciation and amortization	3,295	10,236
Share-based compensation expense	1,726	5,035
Other expense (income)	(445)	(1,293)

EBITDA	$12,271	$17,215
Capital expenditures	(1,375)	(4,750)

Free cash flow	$10,896	$12,465

See "Non -GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.